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                                                          [NORTEL NETWORKS LOGO]
News Release


www.nortelnetworks.com



FOR IMMEDIATE RELEASE                              DECEMBER 21, 2001


For more information:

Investors:                                         Business media:
888-901-7286                                       Tina Warren
905-863-6049                                       905-863-4702
investor@nortelnetworks.com                        tinawarr@nortelnetworks.com


NORTEL NETWORKS PROVIDES UPDATE ON FOURTH QUARTER OF 2001
ALSO ANNOUNCES AMENDMENTS TO CERTAIN COMMITTED CREDIT FACILITIES

TORONTO - Nortel Networks* Corporation(a) [NYSE/TSE: NT] today provided an outlook for business performance for the fourth quarter of 2001 (U.S. GAAP). The Company also announced amendments to certain of its committed credit facilities.

For the fourth quarter of 2001, the Company expects revenues from continuing operations to be approximately US$3.4 billion and a pro forma net loss per share from continuing operations(b) to be approximately US$0.16. Overall, Nortel Networks expects a net loss per share from continuing operations for the quarter of approximately US$0.63. The expected net loss will include: approximately US$900 million (after-tax) for expected ongoing Acquisition Related Costs(b) and a charge reflecting a write down of the carrying value of certain assets identified for disposition (primarily goodwill) for the Company's service commerce business; and an expected restructuring charge of approximately US$630 million (after-tax), primarily related to the previously announced workforce reductions and associated facilities actions.

Restructuring activities progressed well in the quarter and according to plan. Nortel Networks expects its overall workforce to be approximately 52,000 at December 31, 2001. After the completion of certain notification and consultation processes that are well underway, and factoring a change in strategy with respect to elements of Nortel Networks customer support activities, the Company now expects to have a workforce of approximately 48,000 after the completion of its work plan, as compared to approximately 45,000 as previously announced. This change is not expected to impact the Company's targeted cost structure, expected to be in place during the first quarter of 2002, that would drive break even at quarterly revenues well below US$4 billion.


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Nortel Networks has also amended its US$2.0 billion 364-day credit agreements entered into in June 2001 by Nortel Networks Limited and Nortel Networks Inc. (Nortel Networks Corporation's principal operating subsidiaries). The amendments, completed with the support of all of the banks that are parties to the credit agreements, extend the term from June 14, 2002 to December 13, 2002, and reduce the size of the committed facility to US$1.575 billion from US$2.0 billion.

"We are pleased with the extended term of the amended credit agreements," said Terry Hungle, chief financial officer, Nortel Networks. "At the reduced level, we believe that the amount of this facility is appropriate for Nortel Networks in light of the progress that we have made on our work plan, the results of our ongoing focus on cash management and our current cash position."

The amended credit agreements contain financial covenants that require Nortel Networks to maintain a minimum consolidated tangible net worth (which has been adjusted to be in line with Nortel Networks other credit agreements) and to achieve certain minimum consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) thresholds. The amendments also include customary terms and conditions consistent with the current capital market and industry environment including the granting of security over assets of the Company and its subsidiaries in the event that Nortel Networks Limited's U.S. senior unsecured debt rating falls below the investment grade level. The amended credit agreements, along with Nortel Networks other existing committed credit agreements, provide the Company with significant sources of liquidity, if needed. Nortel Networks has not drawn on any of these facilities.

Nortel Networks will report its results for the fourth quarter and full year 2001 and comment on the first quarter of 2002 on January 17, 2002.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Metro and Enterprise Networks, Wireless Networks and Optical Long Haul Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.


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Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and Nortel Networks Limited disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


(a) On May 1, 2000, Nortel Networks Corporation acquired all of the outstanding common shares of Nortel Networks Limited (formerly called Nortel Networks Corporation) by way of a Canadian court-approved plan of arrangement. Nortel Networks Limited has preferred shares outstanding, which are publicly traded in Canada. Nortel Networks Limited's financial results have been consolidated into the results reported for Nortel Networks Corporation.

(b) Pro forma net loss from continuing operations is defined as reported net loss from continuing operations before "Acquisition Related Costs" (in - process research and development expense, and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation from acquisitions and divestitures, all special charges (which includes restructuring), any gain or loss on sale of businesses, one time gains associated with certain investment sales, and any associated items as included in the income or loss of our equity accounted for investments.

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* Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of
  Nortel Networks.